Exhibit 10.2

AMENDMENT NO. 1
to the
INDEMNIFICATION AGREEMENT
The Indemnification Agreement (the “Agreement”) dated the [•] day of [•], 20[•], by and between MDU Resources Group, Inc., a Delaware corporation (the “Company”), and [•], an individual (the “Indemnitee”) is hereby amended as follows:

WHEREAS, 10 Del. C. Section 3114(b) provides that every nonresident of the State of Delaware who is appointed as an officer of the Company is deemed to have consented to the appointment of the registered agent of the Company for service of process in proceedings brought in Delaware in which such officer is a necessary or proper party or in any action against such officer for violation of a duty in such capacity; and

WHEREAS, the term “officer” as defined by 10 Del. C. Section 3114(b) means an officer of the Company who (i) is or was the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer of the Company at any time during the course of conduct alleged in the action or proceeding to be wrongful, (ii) is or was identified in the Company’s public filings with the Securities and Exchange Commission because such person is or was one of the most highly compensated executive officers of the Company at any time during the course of conduct alleged in the action or proceeding to be wrongful or (iii) has, by written agreement with the Company, consented to be identified as an “officer” for purposes of 10 Del. C. Section 3114(b); and

WHEREAS, the Indemnitee wishes to consent to be identified as an “officer” for purposes of 10 Del. C. Section 3114(b), regardless of whether the Indemnitee would otherwise fall within the definition of “officer” set forth in that section.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Indemnitee hereby agree that Article 11, Section 11.5 is amended to add paragraph (b) as follows:

(b) The Indemnitee hereby consents to be identified as an “officer” for purposes of 10 Del. C. Section 3114(b), regardless of whether Indemnitee would otherwise fall within the definition of “officer” set forth in that section.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1, dated the [•] day of [•], 20[•].

By:
Name:
Title:

MDU RESOURCES GROUP, INC.

By:
Name:
Title:

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